Exhibit 99.1

CONTACT:	Tony Rossi
Financial Profiles 310-478-2700 x13 trossi@finprofiles.com

iGo, Inc. Announces Departure of Chief Financial Officer

SCOTTSDALE, Ariz., May 18, 2012 – iGo, Inc. (Nasdaq: IGOI), a leading provider of eco-friendly power management solutions and accessories for mobile electronic devices, today announced that Darryl Baker has resigned from his position as Vice President and Chief Financial Officer in order to pursue other opportunities. The Company has initiated a search for new management for its finance and accounting department.

The Company also announced that it has implemented a number of cost reduction initiatives designed to better align its cost structure with the current level of business activity.

“We would like to thank Darryl for his many years of service to iGo and we wish him the best in his future endeavors,” said Michael D. Heil, President and Chief Executive Officer of iGo. “We continue to examine our cost structure with a focus on operating more efficiently. We believe our most recent cost reduction initiatives will reduce our general and administrative expense without impacting our ability to expand distribution and sales for our mobile electronic device accessories and rechargeable alkaline batteries.”

About iGo, Inc.

iGo, Inc. offers a full line of innovative accessories for almost every mobile electronic device on the market. Whether a consumer wants to power, protect, listen to, share, cool, hold or connect to their device, iGo has the accessories they need. iGo is also a leader in developing eco-friendly power solutions based on its patented iGo Green® technology, which automatically reduces the wasteful and expensive standby, or “vampire,” power consumed by electronic devices.

iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.

iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.

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iGo, Inc.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” and other similar statements of our expectation identify forward-looking statements. Forward-looking statements in this press release include the Company’s belief that actions to reduce general and administrative expense will not impact its ability to expand the distribution and sales for its mobile electronic device accessories and rechargeable alkaline batteries. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the sufficiency of our revenue to absorb expenses; our dependence on large purchases from significant customers, namely Walmart and RadioShack; our ability to expand and diversify our customer base; our reliance upon Walmart, as well as other distributors and resellers; increased focus of consumer electronics retailers on their own private label brands; our ability to expand our revenue base and develop new products and product enhancements; fluctuations in our operating results because of: increases in product costs from our suppliers, our suppliers’ ability to perform, the timing of new product and technology introductions and product enhancements relative to our competitors, market acceptance of our products, the size and timing of customer orders, our ability to effectively manage inventory levels, delay or failure to fulfill orders for our products on a timely basis, distribution of or changes in our revenue among distribution partners and retailers, our inability to accurately forecast our contract manufacturing needs, difficulties with new product production implementation or supply chain, product defects and other product quality problems, the degree and rate of growth in our markets and the accompanying demand for our products, our ability to expand our internal and external sales forces and build the required infrastructure to meet anticipated growth, and seasonality of sales; our ability to manage our inventory levels; decreasing sales prices on our products over their sales cycles; our failure to integrate acquired businesses, products and technologies; our reliance on and the risk relating to outsourced manufacturing fulfillment of our products, including potential increases in manufacturing costs; the negative impacts of product returns; design and performance issues with our products; liability claims; our failure to expand or protect our proprietary rights and intellectual property; intellectual property infringement claims against us; our ability to hire and retain qualified personnel; our ability to secure additional financing to meet our future capital needs; increased competition and/or reduced demand in our industry; our failure to comply with domestic and international laws and regulations; economic conditions, political events, war, terrorism, public health issues, natural disasters and similar circumstances; that our common stock could be delisted from the NASDAQ Global Market; volatility in our stock price; concentration of stock ownership among our executive officers and principal stockholders; provisions in our certificate of incorporation, bylaws and Delaware law, as well as our stockholder rights plan, that could make a proposed acquisition of the Company more difficult; and dilution resulting from potential future stock issuances.

iGo, Inc.

Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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